UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2026

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 8.01	Other Events.

On February 20, 2026, PDS Biotechnology Corporation (the “Company”) issued a press release announcing the adoption of a protocol amendment to its Phase 3 VERSATILE-003 clinical trial. The amendment includes progression-free survival as an interim primary endpoint to support a potential accelerated approval pathway for PDS0101 in HPV16-positive recurrent and/or metastatic head and neck cancer. Median overall survival (mOS) remains the trial’s primary endpoint for full approval, consistent with the Company’s prior regulatory dialogue and post-meeting communication following its Type C meeting with the U.S. Food and Drug Administration (“FDA”). Following the FDA's standard 30-day wait period since filing of the amended protocol to the Investigational New Drug (IND) Application, without objection, the Company is proceeding with the amended protocol.

 A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release Dated February 20, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: February 20, 2026	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer